Filed pursuant to Rule 424(b)(7)
Registration No. 333-240287
The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and neither we nor the selling stockholders are soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT
(to Prospectus dated August 3, 2020)
Subject to Completion, dated August 3, 2020
25,000,000 Shares
Common Stock

The selling stockholders identified in this prospectus supplement are selling 25,000,000 shares of our common stock. The underwriters have a 30-day option to purchase up to 3,750,000 additional shares of common stock from the selling stockholders at a price of $        per share. See “Underwriting.” We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.
Our common stock is listed on the New York Stock Exchange under the symbol “DT.” The last reported sale price of our common stock on July 31, 2020 was $41.83 per share.

	Per share	Total
Public Offering Price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to the selling stockholders	$	$
(1) We refer to “Underwriting” beginning on page S-26 of this prospectus for additional information regarding underwriter compensation.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-3 and in the documents incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York on August     , 2020.

Goldman Sachs & Co. LLC	Morgan Stanley

The date of this prospectus supplement is August   , 2020.

PROSPECTUS SUPPLEMENT
PROSPECTUS
We are responsible for the information contained and incorporated by reference in this prospectus supplement and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of shares of common stock and adds to and supplements information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference, contains a description of our capital stock and gives more general information, some of which may not apply to the shares of common stock offered hereby.
We are responsible for the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. None of our Company, the selling stockholders, nor the underwriters has authorized any other person to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
None of our Company, the selling stockholders, nor the underwriters is making an offer of any securities other than the registered securities to which this prospectus supplement and the accompanying prospectus relate, nor are we, any selling stockholder or the underwriters making an offer to sell or soliciting an offer to buy the shares of common stock in any jurisdiction where an offer or sale is not permitted.
Unless the context otherwise indicates, references in this prospectus supplement to “we,” “our” and “us” refer, collectively, to Dynatrace, Inc., a Delaware corporation, and its consolidated subsidiaries. The term “Thoma Bravo Funds” refers to Thoma Bravo Fund X, L.P., Thoma Bravo Fund X-A, L.P., Thoma Bravo Fund XI, L.P., Thoma Bravo Fund XI-A, L.P., Thoma Bravo Executive Fund XI, L.P., Thoma Bravo Special Opportunities Fund I, L.P. and Thoma Bravo Special Opportunities Fund I AIV, L.P., and the term “Thoma Bravo” refers to Thoma Bravo UGP, LLC, the ultimate general partner of the Thoma Bravo Funds, and, unless the context otherwise requires, its affiliated entities, including Thoma Bravo, L.P., the management company of the Thoma Bravo Funds.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements of historical fact incorporated by reference or otherwise included in this prospectus supplement regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (“Annual Report”) and our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and in any free writing prospectus. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements about:

•
our future financial performance, including our expectations regarding our revenue, annual recurring revenue, gross profit or gross margin, operating expenses, ability to generate cash flow, revenue mix and ability to maintain future profitability;

•	our expectations regarding the impact of the COVID-19 pandemic on our business, operations, and the markets in which we and our partners and customers operate;

•	anticipated trends and growth rates in our business and in the markets in which we operate;

•	our ability to maintain and expand our customer base and our partner network;

•	our ability to sell our applications and expand internationally;

•	our ability to anticipate market needs and successfully develop new and enhanced solutions to meet those needs;

•	our ability to hire and retain necessary qualified employees to grow our business and expand our operations;

•	the evolution of technology affecting our applications, platform and markets;

•	our ability to adequately protect our intellectual property; and

•	our ability to service our debt obligations.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in our Annual Report and our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, and under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and in any free writing prospectus.

S-iii

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus supplement and the documents incorporated by reference, especially the risks of investing in our common stock discussed under “Risk Factors.” You should also carefully read the information incorporated by reference in this prospectus supplement, including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.
Dynatrace, Inc.
We offer the market-leading software intelligence platform, purpose-built for dynamic multi-cloud environments to simplify cloud complexity and accelerate digital transformation. With advanced observability, AI, and continuous automation, our all-in-one platform provides precise answers about the performance of applications, the underlying infrastructure and the experience of all users to enable organizations to innovate faster, collaborate efficiently, and deliver more value with dramatically less effort. Our Dynatrace® software intelligence platform is trusted by more than 2,400 customers in over 80 countries in diverse industries such as banking, insurance, retail, manufacturing, travel and software.
Corporate Information
Our principal executive offices are located at 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451. Our telephone number at that address is (781) 530-1000, and our Internet address is www.dynatrace.com. The information on our website is not incorporated by reference in this prospectus supplement, and you should not consider it to be a part of this document. Our Internet address is included as an inactive textual reference only.

THE OFFERING

Common stock offered by the selling stockholders	25,000,000 shares.

Option to purchase additional shares of common stock from the selling stockholders
The selling stockholders have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 3,750,000 additional shares of common stock from the selling stockholders.

Common stock to be outstanding after this offering	281,055,994 shares.

Use of proceeds
The selling stockholders will receive all of the net proceeds from this offering and we will not receive any proceeds from the sale of shares in this offering. See the section titled “Use of Proceeds” for additional information.

Risk factors
See the section titled “Risk Factors” and other information included in or incorporated by reference in this prospectus supplement, including the section entitled “Risk Factors” beginning on page 17 of our Annual Report and beginning on page 30 of our Quarterly Report on Form 10-Q for the three months ended June 30, 2020 filed with the SEC on July 30, 2020, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

New York Stock Exchange symbol	“DT”.
The number of shares of our common stock to be outstanding after this offering is based on 281,055,994 shares of common stock outstanding as of June 30, 2020, and excludes:

•	9,046,357 shares of common stock issuable upon the exercise of outstanding stock options as of June 30, 2020, at a weighted-average exercise price of $20.05 per share;

•	4,037,476 shares of common stock issuable upon the vesting of restricted stock unit awards as of June 30, 2020;

•	30,148,242 shares of common stock reserved for future issuance pursuant to our 2019 Equity Incentive Plan; and

•	8,899,464 shares of our common stock reserved for future issuance under our 2019 Employee Stock Purchase Plan.
Except as otherwise indicated, all information contained in this prospectus supplement assumes no exercise of outstanding options, and no settlement of outstanding restricted stock unit awards subsequent to June 30, 2020, and no exercise by the underwriters of their option to purchase additional shares of common stock from the selling stockholders.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described in our Annual Report, which was filed with the SEC on May 27, 2020 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2020 filed with the SEC on July 30, 2020, and is incorporated by reference in this prospectus supplement, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus supplement, the accompanying prospects and the documents incorporated by reference herein and therein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see “Where You Can Find More Information.”
Risks Related to Our Common Stock and This Offering
The trading price of our common stock has been, and may continue to be, volatile and you could lose all or part of your investment.
Our initial public offering occurred in August 2019, and we effected follow-on public offerings by selling stockholders in December 2019, February 2020 and June 2020. There has only been a public market for our common stock for a short period of time. Our share price has been and in the future may be subject to substantial volatility.
Technology stocks have historically experienced high levels of volatility. The trading price of our common stock has fluctuated substantially. Since shares of our common stock were sold in our initial public offering in August 2019 at a price of $16.00 per share, our stock price has fluctuated significantly, ranging from an intraday low of $17.05 to an intraday high of $44.64 through July 31, 2020. Factors that could cause fluctuations in the trading price of our common stock include the following:

•	announcements of new products or technologies, commercial relationships, acquisitions or other events by us or our competitors;

•	changes in how customers perceive the benefits of our platform;

•	shifts in the mix of billings and revenue attributable to perpetual licenses, term licenses and SaaS subscriptions from quarter to quarter;

•	departures of key personnel;

•	price and volume fluctuations in the overall stock market from time to time;

•	fluctuations in the trading volume of our shares or the size of our public float;

•	sales of large blocks of our common stock, including by the Thoma Bravo Funds;

•	actual or anticipated changes or fluctuations in our operating results;

•	whether our operating results meet the expectations of securities analysts or investors;

•	changes in actual or future expectations of investors or securities analysts;

•	litigation involving us, our industry or both;

•	regulatory developments in the United States, foreign countries or both;

•	general economic conditions and trends; and

•	major catastrophic events in our domestic and foreign markets.
In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, following periods of volatility in the trading price of a company’s securities, securities class action litigation has often been brought against that company.
If securities analysts were to downgrade our stock, publish negative research or reports or fail to publish reports about our business, our competitive position could suffer, and our stock price and trading volume could decline.
The trading market for our common stock, to some extent, depends on the research and reports that securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts. If one or more of the analysts who cover us should downgrade our stock or publish negative research or reports, cease coverage of our company or fail to regularly publish reports about our business, our competitive position could suffer, and our stock price and trading volume could decline.
The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act, and the requirements of the Sarbanes-Oxley Act and the NYSE, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.
As a public company, we are subject to laws, regulations and requirements with which we were not required to comply as a private company, including compliance with reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and the NYSE. As a newly public company, complying with these statutes, regulations and requirements occupies a significant amount of time of our board of directors and management and has significantly increased our costs and expenses as compared to when we were a private company. For example, as a newly public company, we have had to institute a more comprehensive compliance function, establish new internal policies, such as those relating to insider trading, and involve and retain to a greater degree outside counsel and accountants.
Furthermore, while we generally must comply with Section 404 of the Sarbanes-Oxley Act for our fiscal year ending March 31, 2021, we are not required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting until our first annual report subsequent to our ceasing to be an emerging growth company. Accordingly, we may not be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting until as late as our annual report for the fiscal year ending March 31, 2024. Once it is required to do so, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting are documented, designed, operated or reviewed. Compliance with these requirements may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.
We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.
As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and determine the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is not required to audit the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company.”
In connection with the audit of our financial statements as of and for the fiscal year ended March 31, 2020, we and our independent registered public accounting firm identified a material weakness in our internal control over financial reporting. This material weakness is related to accounting for income taxes in connection with the preparation and review of our global annual tax provision, and particularly in the area of realizability of tax attributes such as foreign tax credits and other domestic deferred tax assets. In preparing the tax provision for the year ended March 31, 2020, our internal controls over preparation and review of the income tax provision failed to detect certain errors relating to the assessment of the realizability of deferred tax assets as well as certain complex technical matters which impacted income tax expense, current and deferred tax assets and liabilities and the related valuation allowance.  Accordingly, our internal controls over our financial statement close process were not designed appropriately to detect a material error related to our income tax provision in the financial statements in a timely manner.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. To address this material weakness, the technical complexity of our global operations and tax accounting and the workload of our tax staff, we hired an International Tax Manager in April 2020 and we expect to continue to add appropriate technical resources as needed. We also plan to enhance our documentation and management review of tax balances. While we are implementing a plan to remediate this material weakness, we cannot predict the success of such plan or the outcome of our assessment of the plan at this time. If our plan is insufficient to successfully remediate the material weakness and otherwise establish and maintain an effective system of internal control over financial reporting, the reliability of our financial reporting, investor confidence in us and the value of our common stock could be materially and adversely affected. We can give no assurance that implementation of our plan will remediate this deficiency in internal control or that additional material weaknesses in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, and could cause us to fail to meet our reporting obligations.
Effective internal control over financial reporting is necessary for us to provide reliable and timely financial reports and, together with adequate disclosure controls and procedures, are designed to reasonably detect and prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. For as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404. We could be an “emerging growth company” for up to five years. An independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation.
Sales of substantial amounts of our common stock in the public markets, or the perception that such sales could occur, could reduce the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock and may make it more difficult for you to sell your common stock at a time and price that you deem appropriate. We are unable to predict the effect that such sales may have on the prevailing price of our common stock.
Subject to certain exceptions described in the section titled “Underwriting,” we, our directors and executive officers, the Thoma Bravo Funds and the other selling stockholders have entered into or will enter into lock-up agreements with the underwriters of this offering pursuant to which we and they have agreed, or will agree, that, subject to certain exceptions, we will not issue, and they will not dispose of or hedge any shares or any securities convertible into or exchangeable for shares of our common stock for a period of 60 days after the date of this prospectus supplement. See the section titled “Underwriting” for more information. Sales of a substantial number of such shares upon expiration of, or the perception that such sales may occur, or early release of the securities subject to, the lock-up agreements, could cause our stock price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.
Our issuance of additional capital stock in connection with financings, acquisitions, investments, our stock incentive plans or otherwise will dilute all other stockholders.
We may issue additional capital stock in the future that will result in dilution to all other stockholders. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.
Thoma Bravo has significant influence over matters requiring stockholder approval, which may have the effect of delaying or preventing changes of control, or limiting the ability of other stockholders to approve transactions they deem to be in their best interest.
Thoma Bravo, as the ultimate general partner of the Thoma Bravo Funds, beneficially owns in the aggregate 41.4% of our issued and outstanding shares of common stock as of June 30, 2020, and, after this offering, will beneficially own in the aggregate 33.8% of our issued and outstanding shares of common stock, based on the number of shares sold by the affiliates of Thoma Bravo, as set forth in the section titled “Selling Stockholders” (or, if the underwriters’ option to purchase additional shares from the selling stockholders is exercised in full, 32.7% of our issued and outstanding shares of common stock). As a result, Thoma Bravo will continue to be able to exert significant influence over our operations and business strategy as well as matters requiring stockholder approval. These matters may include:

•	the composition of our board of directors, which has the authority to direct our business and to appoint and remove our officers;

•	approving or rejecting a merger, consolidation or other business combination;

•	raising future capital; and

•	amending our charter and bylaws, which govern the rights attached to our common stock.
Additionally, for so long as Thoma Bravo beneficially owns at least (i) 30% of our outstanding shares of common stock, Thoma Bravo will have the right to designate the chairman of our board of directors and of each committee of our board of directors and the right to nominate a majority of our board of directors (provided, however that the majority of our board of directors will be “independent” directors, as defined under the rules of the NYSE, and provided further, that, the membership of each committee of our board of directors will comply with the applicable rules of the NYSE); (ii) 20% (but less than 30%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate a number of directors to our board of directors equal to the lowest whole number that is greater than 20% of the total number of directors (but in no event fewer than two directors); (iii) 10% (but less than 20%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate a number of directors to our board of directors equal to the lowest whole number that is greater than 5% of the total number of directors (but in no event fewer than one director); and (iv) 5% (but less than 10%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate one director to our board of directors. For so long as Thoma Bravo beneficially owns at least 30% of our outstanding shares of common stock, the directors designated by Thoma Bravo are expected to constitute a majority of each committee of our board of directors, other than the audit committee, and the chairman of each of the committees, other than the audit committee, is expected to be a director designated by Thoma Bravo.
This concentration of ownership of our common stock could delay or prevent proxy contests, mergers, tender offers, open-market purchase programs or other purchases of our common stock that might otherwise result in the opportunity for stockholders to realize a premium over the then-prevailing market price of our common stock. This concentration of ownership may also adversely affect our share price.
Thoma Bravo may pursue corporate opportunities independent of us that could present conflicts with our and our stockholders’ interests.
Thoma Bravo is in the business of making or advising on investments in companies and holds (and may from time to time in the future acquire) interests in or provides advice to businesses that may directly or indirectly compete with our business or be suppliers or customers of ours. Thoma Bravo may also pursue acquisitions that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.
Our charter provides that none of our officers or directors who are also an officer, director, employee, partner, managing director, principal, independent contractor or other affiliate of Thoma Bravo will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual pursues or acquires a corporate opportunity for its own account or the account of an affiliate, as applicable, instead of us, directs a corporate opportunity to any other person, instead of us or does not communicate information regarding a corporate opportunity to us.
We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.
We have never declared or paid any dividends on our common stock. We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.
Our charter and bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.
Our charter and bylaws contain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors who are not nominated by the current members of our board of directors or take other corporate actions, including effecting changes in our management. These provisions include:

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;

•
after Thoma Bravo ceases to beneficially own at least 30% of the outstanding shares of our common stock, removal of directors only for cause, and subject to the affirmative vote of the holders of 66 2/3% or more of our outstanding shares of capital stock then entitled to vote at a meeting of our stockholders called for that purpose;

•
the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	allowing Thoma Bravo to fill any vacancy on our board of directors for so long as affiliates of Thoma Bravo own 30% or more of our outstanding shares of common stock and thereafter,

allowing only our board of directors to fill vacancies on our board of directors, which prevents stockholders from being able to fill vacancies on our board of directors;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•
the requirement that a special meeting of stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or our president (in the absence of a chief executive officer), which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•
the requirement for the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend the provisions of our charter relating to the management of our business (including our classified board structure) or certain provisions of our bylaws, which may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•
the ability of our board of directors to amend the bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt;

•
advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us; and

•	a prohibition of cumulative voting in the election of our board of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.
Our charter also contains a provision that provides us with protections similar to Section 203 of the Delaware General Corporation Law, and prevents us from engaging in a business combination, such as a merger, with an interested stockholder (i.e., a person or group who acquires at least 15% of our voting stock) for a period of three years from the date such person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. However, our charter also provides that transactions with Thoma Bravo, including the Thoma Bravo Funds, and any persons to whom any Thoma Bravo Fund sells its common stock will be deemed to have been approved by our board of directors.
We may issue preferred stock the terms of which could adversely affect the voting power or value of our common stock.
Our charter authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock.

Our bylaws designate the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.
Pursuant to our bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for state law claims for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of or based on a breach of a fiduciary duty owed by any of our current or former directors, officers, or other employees to us or our stockholders, (3) any action asserting a claim against us or any of our current or former directors, officers, employees, or stockholders arising pursuant to any provision of the Delaware General Corporation Law or our bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine, or, collectively, the Delaware Forum Provision. In addition, our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the foregoing provisions; provided, however, that stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Our bylaws further provide that the U.S. District Court for the District of Massachusetts will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum Provision, as our principal executive offices are located in Waltham, Massachusetts. The Delaware Forum Provision and the Federal Forum Provision may impose additional litigation costs on stockholders who assert the provision is not enforceable and may impose more general additional litigation costs in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware or the Commonwealth of Massachusetts. Additionally, the Delaware Forum Provision and Federal Forum Provision in our bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether courts in other states will enforce our Federal Forum Provision, and we may incur additional costs of litigation should such enforceability be challenged. If the Federal Forum Provision is found to be unenforceable in an action, we may incur additional costs associated with resolving such an action. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.
For as long as we are an emerging growth company, we will not be required to comply with certain requirements that apply to other public companies.
We are an emerging growth company, as defined in the JOBS Act. For as long as we are an emerging growth company, unlike other public companies, we will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) comply with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; (iii) provide certain disclosures regarding executive compensation required of larger public companies; or (iv) hold nonbinding advisory votes on executive compensation and any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for adopting new or revised financial accounting standards. We intend to take advantage of the longer phase-in periods for the adoption of new or revised financial accounting standards permitted under the JOBS Act until we are no longer an emerging growth company. If we were to subsequently elect instead to comply with these public company effective dates, such election would be irrevocable pursuant to the JOBS Act.

We are eligible to remain an emerging growth company up until March 31, 2024, although we will lose that status sooner if we have more than $1.07 billion of revenues in a fiscal year, have more than $700 million in market value of our common stock held by non-affiliates (and have been a public company for at least 12 months and have filed one annual report on Form 10-K), or issue more than $1.0 billion of non-convertible debt over a three-year period.
To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock to be less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from this offering. We will not receive any of the proceeds from the sale of the shares being offered by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of the rights of our common stock and preferred stock and certain provisions of our charter and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our charter and bylaws and Registration Rights Agreement, copies of which will be filed as exhibits to the registration statement of which this prospectus supplement is a part, and to the applicable provisions of Delaware law.
Our authorized capital stock consists of 650,000,000 shares of capital stock, $0.001 par value per share, of which:

•	600,000,000 shares are designated as common stock; and

•	50,000,000 shares are designated as preferred stock.
As of July 1, 2020, there were 281,056,977 shares of our common stock outstanding, held by 252 stockholders of record, and no shares of our preferred stock outstanding.
Common Stock
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, and any contractual limitations, such as those in our credit agreements, the holders of our common stock are entitled to receive dividends out of funds then legally available, if any, if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Voting Rights
The holders of our common stock are entitled to one vote per share. Our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Our stockholders do not have the ability to cumulate votes for the election of directors. Except in respect of matters relating to the election of directors, or as otherwise provided in our charter or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of the election of directors, director candidates must be approved by a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Fully Paid and Non-Assessable
All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock
No shares of our preferred stock are currently outstanding. Pursuant to our charter, our board of directors has the authority, without further action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of our common stock. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. We currently have no plans to issue any shares of preferred stock.
Anti-Takeover Provisions in Our Charter and Bylaws
Certain provisions of our charter and bylaws may have the effect of delaying, deferring or discouraging another person from attempting to acquire control of us. These provisions, which are summarized below, may discourage takeovers, coercive or otherwise. These provisions are also geared, in part, towards encouraging persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Board Size; Board of Directors Vacancies; Directors Removed Only for Cause.     Our charter and bylaws allow Thoma Bravo to set the size of our board of directors and fill any vacancy on our board of directors, including newly created seats, for so long as Thoma Bravo beneficially owns at least 30% of the outstanding shares of our common stock. Upon Thoma Bravo ceasing to own at least 30% of the outstanding shares of our common stock, only our board of directors will be allowed to fill vacant directorships. In addition, (i) prior to the first date on which Thoma Bravo ceases to beneficially own at least 30% of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, our directors may be removed with or without cause upon the affirmative vote of Thoma Bravo and (ii) on and after such date on which Thoma Bravo ceases to beneficially own at least 30% of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, directors may only be removed for cause and only upon the affirmative vote of the holders of 66 2/3% or more of our outstanding shares of capital stock then entitled to vote at a meeting of our stockholders called for that purpose. In the event Thoma Bravo ceases to beneficially own at least 30% of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, directors previously nominated by Thoma Bravo would be entitled to serve the remainder of their respective terms, unless they are otherwise removed for cause in accordance with the terms of our charter. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. In addition, following the date on which Thoma Bravo ceases to beneficially own at least 30% of the outstanding shares of our common stock, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our board of directors and will promote continuity of management.
Classified Board.     Our charter and bylaws provide that our board of directors is classified into three classes of directors, with each class serving three-year staggered terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board of directors.

Stockholder Action; Special Meeting of Stockholders.     Pursuant to Section 228 of the Delaware General Corporation Law, or DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise. Our charter provides that so long as Thoma Bravo beneficially owns at least a majority of the outstanding shares of our common stock, any action required or permitted to be taken by our stockholders may be effected by written consent. Our charter provides that, after Thoma Bravo ceases to beneficially own at least a majority of the outstanding shares of our common stock, our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock after Thoma Bravo no longer owns at least a majority of the outstanding shares of our common stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Our charter provides that special meetings of the stockholders may be called only upon a resolution approved by a majority of the total number of directors that we would have if there were no vacancies, the chairman of our board of directors, the Chief Executive Officer or the President, or, prior to the date that Thoma Bravo ceases to beneficially own at least a majority of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, at the request of the holders of a majority of the voting power of our then outstanding shares of voting capital stock. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations.     Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws specify certain requirements regarding the form and content of a stockholder’s notice. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. Our bylaws also provide that nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (i) by or at the direction of our board of directors or (ii) provided that our board of directors has determined that directors shall be elected at such meeting, by any stockholder who (a) is a stockholder of record both at the time the notice is delivered and on the record date for the determination of stockholders entitled to vote at the special meeting, (b) is entitled to vote at the meeting and upon such election and (c) complies with the notice procedures set forth in our bylaws. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. These provisions will not apply to nominations of candidates for elections as directors by Thoma Bravo.
No Cumulative Voting.     The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our charter does not provide for cumulative voting.
Amendment of Charter Provisions and Bylaws.     Our charter provides that prior to the date that Thoma Bravo ceases to beneficially own a majority of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors (the “Trigger Date”), our bylaws may be adopted, amended, altered or repealed by the vote of a majority of the voting power of our then outstanding voting capital stock, voting together as a single class. After the Trigger Date, our charter and bylaws may be adopted, amended, altered or repealed by either (i) a vote of a majority of the total number of directors that the company would have if there were no vacancies or (ii) in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least 75% of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class; provided, that if the directors recommend that the stockholders approve such amendment or repeal, then the bylaws may be amended or repealed by the vote of a majority of the voting power of our then outstanding voting capital stock, voting together as a single class.
Our charter also provides that following the Trigger Date, the provisions of our charter relating to the size and composition of our board of directors, limitation on liabilities of directors, stockholder action by written consent, the ability of stockholders to call special meetings, business combinations with interested persons, amendment of our bylaws or charter and the exclusive forum provisions related to certain disputes, may only be amended, altered, changed or repealed by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Prior to the Trigger Date, such provisions may be amended, altered, changed or repealed by the affirmative vote of the holders of a majority of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. Our charter also provides that the provision of our charter that deals with corporate opportunity may only be amended, altered or repealed by a vote of 80.0% of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. See “-Corporate Opportunity.”
Issuance of Undesignated Preferred Stock.     Our board of directors has the authority, without further action by our stockholders, to designate and issue shares of preferred stock with rights and preferences, including super voting, special approval, dividend or other rights or preferences on a discriminatory basis. The existence of authorized but unissued shares of undesignated preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.
Business Combinations with Interested Stockholders.     We have elected in our charter not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an interested stockholder (i.e., a person or group owning 15% or more of the corporation’s voting capital stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203 of the DGCL. However, our charter contains provisions that have the same effect as Section 203, except that they provide that sales of common stock to or by Thoma Bravo will be deemed to have been approved by our board of directors, and thereby not subject to the restrictions set forth in our charter that have the same effect as Section 203 of the DGCL.
Corporate Opportunity.    Seth Boro and Kenneth “Chip” Virnig, managing partners of Thoma Bravo, Jim Lines, senior operating partner of Thoma Bravo, and Paul Zuber, operating partner of Thoma Bravo, currently serve on our board of directors and will continue to serve as directors following completion of this offering. Thoma Bravo, as the ultimate general partner of the Thoma Bravo Funds, will continue to beneficially own a majority of our outstanding common stock upon the completion of this offering. Thoma Bravo may beneficially hold equity interests in entities that directly or indirectly compete with us, and companies in which it currently invests may begin competing with us. As a result of these relationships, when conflicts between the interests of Thoma Bravo, on the one hand, and of other stockholders, on the other hand, arise, these directors may not be disinterested. Although our directors and officers have a duty of loyalty to us under the DGCL and our charter, transactions that we enter into in which a director or officer has a conflict of interest are generally permissible so long as (i) the material facts relating to the director’s or officer’s relationship or interest as to the transaction are disclosed to our board of directors and a majority of our disinterested directors approved the transactions, (ii) the material facts relating to the director’s or officer’s relationship or interest are disclosed to our stockholders and a majority of our disinterested stockholders approve the transaction or (iii) the transaction is otherwise fair to us.

Our charter provides that no officer or director of our company who is also a principal, officer, director, member, manager, partner, employee and/or independent contractor of Thoma Bravo will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual pursues or acquires a corporate opportunity for its own account or the account of an affiliate, as applicable, instead of us, directs a corporate opportunity to Thoma Bravo instead of us or does not communicate information regarding a corporate opportunity to us. Our charter also provides that any principal, officer, director, member, manager, partner, employee and/or independent contractor of Thoma Bravo or any entity that controls, is controlled by or under common control with Thoma Bravo or any investment funds advised by Thoma Bravo will not be required to offer any transaction opportunity of which they become aware to us and could take any such opportunity for themselves or offer it to other companies in which they have an investment.
This provision may not be modified without the affirmative vote of the holders of at least 80.0% of the voting power of all of our outstanding shares of common stock.
Choice of Forum
Our bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claims for any (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers and employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine, or the Delaware Forum Provision.  The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or Exchange Act. Our bylaws further provide that the United States District Court for the District of Massachusetts is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum Provision, as our executive offices are located in Waltham, Massachusetts. The Delaware Forum Provision and the Federal Forum Provision may impose additional costs on stockholders, may limit our stockholders’ ability to bring a claim in a forum they find favorable, and the designated courts may reach different judgments or results than other courts.  In addition, there is uncertainty as to whether the Federal Forum Provision will be enforced, which may impose additional costs on us and our stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “DT.”

DIVIDEND POLICY
We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not expect to pay any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. In addition, our credit facility places restrictions on the ability of our subsidiaries to pay cash dividends or make distributions to us.

SELLING STOCKHOLDERS
The following table sets forth the beneficial ownership of our common stock as of July 1, 2020, on an actual basis and as adjusted to reflect the sale of common stock by the selling stockholders in this offering, for each of the selling stockholders.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.
The percentage ownership information shown in the table prior to this offering is based upon 281,056,977 shares of common stock outstanding as of July 1, 2020. The percentage ownership information shown in the table assumes (i) the sale of an aggregate of 25,000,000 shares of our common stock by the selling stockholders in this offering assuming no exercise of the underwriters’ option to purchase up to 3,750,000 shares of common stock form the selling stockholders, and (ii) the sale of an aggregate of 28,750,000 shares of common stock by the selling stockholders in this offering assuming the exercise in full of the underwriters’ option to purchase up to 3,750,000 shares of common stock from the selling stockholders.
We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of July 1, 2020 and our restricted stock units that have vested or will vest within 60 days of July 1, 2020 to be outstanding and to be beneficially owned by the person holding the stock option or the restricted stock unit for the purpose of computing the percentage ownership of that person.
For information regarding material transactions between us and certain of the selling stockholders, see the section titled “Certain Relationships and Related Party Transactions, and Director Independence” in our Annual Report.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Dynatrace LLC, 1601 Trapelo Road, Suite 116, Waltham, MA 02451.

			Assuming No Exercise of the Underwriters’ Option to Purchase Additional Shares			Assuming Exercise of the Underwriters’ Option to Purchase Additional Shares
	Beneficial Ownership Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering
Name of Beneficial Owner	Number	Percent		Number	Percent		Number	Percent
Executive Officers and Directors:
John Van Siclen(1)	2,228,232	*	425,532	1,802,700	*	425,532	1,802,700	*
Kevin Burns(2)	470,372	*	136,620	333,752	*	157,113	313,259	*
Stephen J. Pace(3)	295,112	*	115,736	179,376	*	133,096	162,016	*
James K. Lines(4)	197,260	*	29,797	167,463	*	34,267	162,993	*
5% Stockholders:
Thoma Bravo Funds(5)	116,491,236	41.4	21,412,966	95,078,270	33.8	24,681,174	91,810,062	32.7
Other Selling Stockholders:
Accolade Partners V, L.P.	791,741	*	145,535	646,206	*	167,748	623,993	*
Alaska Permanent Fund Corporation	791,741	*	145,535	646,206	*	167,748	623,993	*
AM 2014 CO. C.V.	44,337	*	8,150	36,187	*	9,394	34,943	*
AP Copper 2014 I C.V.	1,325,375	*	243,625	1,081,750	*	280,808	1,044,567	*
AP Copper 2014 II C.V.	213,772	*	39,294	174,478	*	45,291	168,481	*
ARCC CP LLC	549,941	*	101,087	448,854	*	116,516	433,425	*

ATRS/FP Private Equity Fund, L.P.	791,741	*	145,535	646,206	*	167,748	623,993	*
Columbia NB Crossroads Fund II LP	791,741	*	145,535	646,206	*	167,748	623,993	*
Howard Hughes Medical Institute	1,583,483	*	291,070	1,292,413	*	335,495	1,247,988	*
MCP X AIV-II, L.P.	1,583,483	*	291,070	1,292,413	*	335,495	1,247,988	*
NBPD Compuware Holdings LP	791,741	*	145,535	646,206	*	167,748	623,993	*
Pathway Private Equity Fund CV-A, LP	918,420	*	168,820	749,600	*	194,587	723,833	*
Pathway Private Equity Fund XXV, LP	1,140,107	*	209,570	930,537	*	241,556	898,551	*
San Bernardino County Employees' Retirement Association	158,348	*	29,107	129,241	*	33,550	124,798	*
The Kroger Co. Master Retirement Trust	79,176	*	14,554	64,622	*	16,775	62,401	*
UFCW Consolidated Pension Fund	79,176	*	14,554	64,622	*	16,775	62,401	*
PEG Direct Global Private Equity Institutional Investors V LLC(6)	475,045	*	87,321	387,724	*	100,649	374,396	*
PEG U.S. Corporate Finance Institutional Offshore Investors V L.P.(6)	52,256	*	9,605	42,651	*	11,071	41,185	*
PEG U.S. Direct Corporate Finance Institutional Investors V LLC(6)	422,790	*	77,716	345,074	*	89,578	333,212	*
Manulife Private Equity Partners LP	1,583,484	*	291,070	1,292,414	*	335,495	1,247,989	*
Memorial Sloan-Kettering Cancer Center Pension Trust(7)	316,697	*	58,214	258,483	*	67,099	249,598	*
Concordia Retirement Plan(8)	475,045	*	87,321	387,724	*	100,649	374,396	*
Co-op Retirement Plan Trust(7)	704,650	*	129,526	575,124	*	149,295	555,355	*
_________________

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
Consists of 1,263,561 shares of common stock, and 159,001 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of July 1, 2020, held directly by Mr. Van Siclen, 502,025 shares of common stock held by John W. Van Siclen 2019 Irrevocable Trust and 303,645 shares of common stock held by Nancy R. Van Siclen 2019 Irrevocable Trust. Mr. Van Siclen may be deemed to have shared voting and investment power with respect to the shares of common stock held by his spouse. Concord Trust Company is the trustee of the John W. Van Siclen 2019 Irrevocable Trust and Mr. Van Siclen is the trustee of the Nancy R. Van Siclen 2019 Irrevocable Trust. The number of shares beneficially owned includes 55,000 shares sold by Mr. Van Siclen after July 1, 2020 pursuant to a previously adopted Rule 10b5-1 trading plan.

(2)
Consists of 940 shares of common stock, and 85,000 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of July 1, 2020 held directly by Mr. Burns, 317,765 shares of common stock and 16,667 shares of restricted stock held by The Kevin C. Burns Irrevocable Non-Grantor Trust of 2018 and 50,000 shares of common stock held by The Kevin C. Burns Irrevocable GST Trust of 2018. Sandra Escher is the trustee of the Kevin C. Burns Irrevocable Non-Grantor Trust of 2018 and Judith Burns is the trustee of the Kevin C. Burns Irrevocable GST Trust of 2018. As such, Mr. Burns may be deemed to have shared voting and investment power with respect to all of the shares of common stock and restricted stock held by such trusts.

(3)
Consists of 221,116 shares of common stock and 72,751 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of July 1, 2020, held directly by Mr. Pace, 415 shares of common stock held by the Pace family 2018 Irrevocable Trust FBO Michael S. Pace, 415 shares of common stock held by the Pace family 2018 Irrevocable Trust FBO Natalie E. Pace, and 415 shares of common stock held by the Pace family 2018 Irrevocable Trust FBO Marc E. Pace. Rita A. Pace is the trustee of each of the Pace family 2018 Irrevocable Trust FBO Michael S. Pace, the Pace family 2018 Irrevocable Trust FBO Natalie E. Pace and the Pace family 2018 Irrevocable Trust FBO Marc E. Pace. As such, Mr. Pace may be deemed to have shared voting and investment power with respect to all of the shares of common stock and restricted stock held by such trusts. The number of shares beneficially owned includes 50,000 shares sold by Mr. Pace after July 1, 2020 pursuant to a previously adopted Rule 10b5-1 trading plan.

(4)	Consists of 184,760 shares of common stock and 12,500 shares that may be acquired upon the vesting of RSUs, within 60 days of July 1, 2020 held directly by Mr. Lines.

(5)
Consists 12,778,244 shares held directly by Thoma Bravo Fund X, L.P., or TB Fund X, 2,795,142 shares held directly by Thoma Bravo Fund X-A, L.P., or TB Fund X-A, 60,188,225 shares held directly by Thoma Bravo Fund XI, L.P., or TB Fund XI, 30,228,008 shares held directly by Thoma Bravo Fund XI-A, L.P., or TB Fund XI-A, 1,327,808 shares held directly by Thoma Bravo Executive Fund XI, L.P., or TB Exec Fund, 1,096,382 shares held directly by Thoma Bravo Special Opportunities Fund I, L.P., or TB SOF and 8,077,427 shares held directly by Thoma Bravo Special Opportunities Fund I AIV, L.P., or TB SOF AIV. Thoma Bravo Partners X, L.P., or TB Partners X is the general partner of each of TB Fund X, TB Fund X-A, TB SOF and TB SOF AIV. Thoma Bravo Partners XI, L.P., or TB Partners XI, is the general partner of each of TB Fund XI, TB Fund XI-A and TB Exec Fund. Thoma Bravo, LLC is the general partner of each of TB Partners X and TB Partners XI. By virtue of the relationships described in this footnote, Thoma Bravo, LLC may be deemed to exercise voting and dispositive power with respect to the shares held directly by TB Fund X, TB Fund X-A, TB Fund XI, TB Fund XI-A, TB Exec Fund, TB SOF and TB SOF AIV. The principal business address of the entities identified herein is c/o Thoma Bravo, LLC, 150 North Riverside Plaza, Suite 2800, Chicago, Illinois 60606.

(6)
J.P. Morgan Investment Management Inc. (“JPMIM”) is the investment adviser of PEG Direct Global Private Equity Institutional Investors V LLC, PEG U.S. Corporate Finance Institutional Offshore Investors V L.P. and PEG U.S. Direct Corporate Finance Institutional Investors V LLC. The address for each of the foregoing entities is c/o J.P. Morgan Asset Management, 320 Park Avenue, 15th Floor, New York, New York 10022. JPMIM holds voting and dispositive power over the shares held by each of these entities.

(7)
JPMorgan Chase Bank, N.A. (“JPMCB”) is the trustee of each of Memorial Sloan-Kettering Cancer Center Pension Trust and Co-op Retirement Plan Trust. The address for each of the foregoing entities is c/o J.P. Morgan Asset Management, 320 Park Avenue, 15th Floor, New York, New York 10022.  JPMCB holds voting and dispositive power over the shares held by each of these entities.

(8)
JPMIM is an investment adviser of Concordia Retirement Plan. The address for the foregoing entity is c/o J.P. Morgan Asset Management, 320 Park Avenue, 15th Floor, New York, New York 10022.  JPMIM holds voting and dispositive power over the shares held by this entity.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK
The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below), that holds our common stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code, U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, the alternative minimum tax, the rules regarding qualified small business stock under Section 1202 of the Code, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	dealers in securities or foreign currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	certain former citizens or long-term residents of the U.S.;

•
persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock.
PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) or any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.
Distributions
We do not expect to pay any distributions on our common stock in the foreseeable future. However, in the event we do make distributions of cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “-Gain on Disposition of Our Common Stock” below. Subject to backup withholding requirements and the withholding requirements under FATCA (as defined below) and except with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders that do not timely provide the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Internal Revenue Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI (or other applicable or successor form) certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.
Gain on Disposition of Our Common Stock
Subject to the discussions below under “-Backup Withholding and Information Reporting” and “-Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•
the non-U.S. holder is an individual who is present in the U.S. for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•
the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.); or

•	our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes.
A non-U.S. holder described in the first bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses; provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Internal Revenue Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we become a USRPHC, as long as our common stock is and continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury Regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our common stock were not considered to be regularly traded on an established securities market, such holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.
Backup Withholding and Information Reporting
Any distributions paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form). Dividends paid to non-U.S. holders subject to U.S. withholding tax as described above under “-Distributions” will generally be exempt from backup withholding.
Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the U.S. by a non-U.S. office of a broker. However, sales or other dispositions of our common stock effected outside the U.S. by such a broker if it has certain relationships within the U.S. will result in information reporting and backup withholding unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under FATCA
Sections 1471 through 1474 of the Internal Revenue Code, and the U.S. Treasury regulations and administrative guidance issued thereunder, or FATCA, generally impose a 30% withholding tax on any dividends paid on common stock and, subject to the discussion of certain proposed Treasury Regulations below, on the gross proceeds from a disposition of common stock (if such disposition occurs after December 31, 2018), in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Internal Revenue Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Internal Revenue Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our common stock.
INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING
We, the selling stockholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriters have agreed to purchase the number of shares indicated in the following table, but the obligations of the underwriters under the underwriting agreement are several and not joint.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC	12,500,000
Morgan Stanley & Co. LLC	12,500,000
Total	25,000,000
The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.
The selling stockholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 3,750,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions.
Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount up to $ per share from the public offering price. After the offering of the shares, the underwriters may change the public offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We, our executive officers and directors, the Thoma Bravo Funds and the other selling stockholders have agreed or will agree with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the underwriters. This agreement does not apply to any existing employee benefit plans.
The restrictions described in the immediately preceding paragraph applicable to us do not apply to certain transactions including:

•
the issuance shares of common stock upon the exercise of an option, the settlement of restricted stock units or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus supplement;

•	the issuance of shares of common stock pursuant our employee equity-based compensation plans, incentive plans, stock plans, or other arrangements in place as of the date of this prospectus supplement;

•
the filing of a registration statement on Form S-8 in connection with the registration of securities granted or to be granted pursuant to any employee equity-based compensation plan, incentive plan, stock plan or dividend reinvestment plan adopted and approved by the our board of directors us; and

•
the issuance shares of common stock in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by us or any of our subsidiaries of such entity; provided that the aggregate number of shares that we may issue pursuant to exceptions described in this bullet point shall not exceed 5% of the total number of shares of common stock issued and outstanding as of the date of this this prospectus supplement.
The restrictions described in the second immediately preceding paragraph applicable to our executive officers and directors, the Thoma Bravo Funds and the other selling stockholders do not apply to certain transactions including:

•	the sale of shares of common stock to the underwriters pursuant to the underwriting agreement in this offering;

•	subject to certain limitations, a bona fide gift or gifts;

•
subject to certain limitations, transfers by any person to any immediate family member or any trust for the direct or indirect benefit of the transferor or the immediate family of the transferor that does not involve a disposition for value;

•	subject to certain limitations, transfers by any person by will or intestate succession;

•	shares of common stock acquired by such person in open market transactions after the date of this prospectus supplement;

•
subject to certain limitations, transfers by any person to affiliates or to any investment fund or other entity controlled or managed by, or under common control with such person transferor that does not involve a disposition for value;

•
subject to certain limitations, transfers by any person pursuant to a distribution, transfer or disposition without consideration to stockholders, partners, members or other equity holders of such person;

•
subject to certain limitations, the surrender or forfeiture of our securities to us to satisfy tax withholding obligations upon vesting or settlement or restricted stock units or the cashless net exercise of awards granted under a stock incentive plan;

•	subject to certain limitations, the repurchase by us of shares of common stock issued under a stock incentive plan in connection with the termination of such person’s relationship with us;

•
transfers by any person of such securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock involving a change of control of ownership of us that has been approved by our board of directors;

•	subject to certain limitations, transfers by any person pursuant to a qualified domestic order or in connection with a divorce settlement;

•	subject to certain limitations, the establishment by any person of a written plan intended to meet the requirements of Rule 10b5-1 under the Exchange Act; and

•	sales of shares of common stock made pursuant to written plan intended to meet the requirements of Rule 10b5-1 established prior to the date of this prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “DT”.
In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $ million.
We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Goldman Sachs & Co. LLC and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In August 2018, we entered into a credit facility with, among others, affiliates of Goldman Sachs & Co. LLC under which Goldman Sachs & Co. LLC and its affiliates have been, and may be in the future, paid customary fees. For additional information on our credit facility, see the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources” and “Description of Indebtedness” in our Annual Report on Form 10-K.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no shares of common stock (the “Shares”) have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of Shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

•
provided that no such offer of Shares shall require the company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
In the United Kingdom, this prospectus supplement is being directed only at persons who are qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will only be engaged with relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.
Canada
The shares of common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), neither underwriter is required to comply with the disclosure requirements of NI 33-105 regarding such underwriter’s conflicts of interest in connection with this offering.
Hong Kong
The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person that is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person that is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the common shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice of the Sale of Investment products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS
The validity of the common stock offered by this prospectus supplement has been passed upon by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the underwriters by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.
EXPERTS
The consolidated financial statements of Dynatrace, Inc. as of March 31, 2020 and 2019 and for each of the three years in the period ended March 31, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.dynatrace.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-39010) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the SEC on May 27, 2020;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 from our definitive proxy statement on Schedule 14A filed with the SEC on July 15, 2020;

•	our Quarterly Report on Form 10-Q for the three months ended June 30, 2020 filed with the SEC on July 30, 2020; and

•
the description of our common stock contained in our Registration Statement on Form S-1 filed with the SEC on June 1, 2020, including any amendments or reports filed for the purpose of updating such description.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus supplement and the applicable prospectus supplement. You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:
Dynatrace, Inc.
1601 Trapelo Road
Suite 116
Waltham, MA 02451
Phone: (781) 530-1000
ir@dynatrace.com
Attn: Investor Relations
You may also access these documents free of charge on the SEC’s website at www.sec.gov or on our website at www.dynatrace.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

Common Stock
Preferred Stock
Warrants
Units
Debt Securities
By this prospectus, we or any selling stockholder may offer and sell from time to time, in one or more offerings, common stock, preferred stock, warrants, units, debt securities or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock, the preferred stock may be convertible into or exchangeable for common stock and the debt securities may be convertible into or exchangeable for common stock or preferred stock. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in any of the securities being offered. This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.
Our common stock is traded on the New York Stock Exchange under the symbol “DT.”
We or any selling stockholder may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by selling stockholders.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 3, 2020.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we and/or selling stockholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder offer a type or series of securities under this prospectus, a prospectus supplement will be provided that contains more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you invest in any securities.
We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We and/or the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or any selling stockholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
Unless the context indicates otherwise, as used in this prospectus, the terms “Dynatrace,” “the Company,” “we,” “us” and “our” refer to Dynatrace, Inc. and its consolidated subsidiaries. The term “Dynatrace®” refers to our Software Intelligence Platform.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934 as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Securities.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, MA 02451, Attention: Corporate Secretary, or by telephone request to (781) 530-1000. Our website is located at www.dynatrace.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-39010) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this prospectus and the termination of this offering:

•	our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on May 27, 2020;

•	our Quarterly Report on Form 10-Q for the three months ended June 30, 2020 filed with the SEC on July 30, 2020;

•
the description of our common stock contained in our registration statement on Form S-1, which was filed with the SEC on June 1, 2020, including any amendment or report filed for the purpose of updating such description; and

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2020 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on July 15, 2020.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the applicable prospectus supplement. You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:
Dynatrace, Inc.
1601 Trapelo Road
Suite 116
Waltham, MA 02451
Phone: (781) 530-1000
ir@dynatrace.com
Attn: Investor Relations
You may also access these documents free of charge on the SEC’s website at www.sec.gov or on our website at www.dynatrace.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, any related free writing prospectus, and the information incorporated by reference herein and therein contain statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.
These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended March 31, 2020, our Quarterly Report on Form 10-Q for the period ended June 30, 2020, and our Current Reports on Form 8-K, and the section of any accompanying prospectus supplement entitled “Risk Factors.”
Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein that include forward-looking statements.

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RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, (ii) our most recent Quarterly Reports on Form 10-Q, which are on file with the SEC and are incorporated herein by reference, and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

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ABOUT THE COMPANY
We offer the market-leading software intelligence platform, purpose-built for dynamic multi-cloud environments. As enterprises embrace the cloud to effect their digital transformation, our all-in-one intelligence platform is designed to address the growing complexity faced by technology and digital business teams. Our platform utilizes artificial intelligence at its core and continuous automation to provide answers, not just data, about the performance of applications, the underlying hybrid cloud infrastructure, and the experience of our customers’ users. We designed our software intelligence platform to allow our customers to modernize and automate IT operations, develop and release high quality software faster, and improve user experiences for better business outcomes.
Our principal executive offices are located at 1601 Trapelo Road, Suite 116, Waltham, MA 02451. Our Internet address is www.dynatrace.com. The information on, or that can be accessed through, our website does not constitute part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our common stock. Our common stock trades on the New York Stock Exchange under the symbol “DT.”

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SELLING STOCKHOLDERS
Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of securities beneficially owned by such selling stockholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

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DESCRIPTION OF SECURITIES
We may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.
Common Stock. We may issue and/or sell, as applicable, shares of our common stock from time to time. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then-outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Warrants. We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
Units. We may issue, in one or more series, units consisting of common stock, preferred stock, and/or warrants for the purchase of common stock and/or preferred stock in any combination. We urge you to

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read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.
Debt Securities. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities.
We may evidence each series of debt securities we will issue by an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.

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USE OF PROCEEDS
Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

10

PLAN OF DISTRIBUTION
We and/or any selling stockholders may sell securities:

•	through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through dealers;

•	through agents;

•	directly to purchasers;

•	in privately negotiated transactions;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities Act; or

•	through a combination of any of these methods or any other method permitted by law.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

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LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements of Dynatrace, Inc. as of March 31, 2020 and 2019 and for each of the three years in the period ended March 31, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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25,000,000 Shares

Common Stock

Goldman Sachs & Co. LLC            Morgan Stanley

Prospectus Supplement
August    , 2020